FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

between

Evans Bank, N.A., Evans Bancorp, Inc.

and

David J. Nasca

THIS AGREEMENT is made this 21st day of September __, 2020, by and between by and between Evans Bank, N.A. (the “Bank”), Evans Bancorp, Inc. (the “Company”), and David J. Nasca (the “Executive”). Any reference to the “Employer” shall mean both the Company and the Bank.

WHEREAS, the Employer and the Executive are parties to an Employment Agreement effective September 9, 2009; and

WHEREAS, the Employer and the Executive have mutually agreed to modify certain terms of the Executive’s Employment Agreement; and

NOW, THEREFORE, in consideration of the mutual promises set forth below, to be performed one for the other, the parties agree to revise Sections 2(a), 2(b), 4(a), 4(b), 4(c),  6(b), 6(c), 7, 9(b), 10, 11 and Appendix A paragraphs 1 and 2 (but Appendix A is attached in its entirety) with all terms made effective on September 21,   2020, as follows:

2. TERM AND DUTIES.

(a) Term of Contract.
i.

Effective as of October 27, 2019, the Executive's period of employment with the Employer under this Agreement shall begin on October 27, 2019 and continue for a period of thirty six (36) months, that is until October 27, 2022, unless the parties agree that the Employment Period shall end on an earlier date.

ii.

Effective as of October 27, 2022, the Executive’s period of employment shall continue on October 27, 2022 for a period of one (1) year and renew daily so that at all times the Executive has a remaining one (1) year term,  except as provided in 2(b)(i) and (ii) below,  and the Employment Period shall expire and this  Agreement shall terminate on October 27, 2025, unless the parties agree that the Employment Period shall end on an earlier date

(b) Non-Renewal Notice.
i.

The Bank may give the Executive written notice of non-renewal (“Non-Renewal Notice”) of the period of employment for the one (1) year term beginning on October 27, 2022 whereby the Employment Period shall end on the date that is one (1) year after the date of the Non-Renewal Notice.

ii.

The Executive may give the Bank written notice of non-renewal (“Non-Renewal Notice”) of the period of employment for the one (1) year term beginning on October 27, 2022 whereby the Employment Period shall end on the date that is one (1) year after the date of the Non-Renewal Notice.

iii.

The non-renewal of the Executive’s period of employment in this Agreement does not render the Executive eligible in any way for a severance agreement/payment set forth in Paragraph 4 of this Agreement or otherwise.

4.	PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

(a) Upon the occurrence of an Event of Termination (as herein defined), the provisions of this section shall apply. As used in this Agreement, an “Event of Termination” shall not mean non-renewal of this Agreement by the Bank or Executive, as set forth in paragraph 2(b) above, but shall mean and include any one or more of the following:

. . . (Subsections (i), (ii) and (iii) remain and are unchanged)

(b) Effective through and including October 27, 2022 – Within 30 days following the occurrence of an Event of Termination, the Employer shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a lump sum cash amount equal to three times the sum of (x) highest annual rate of Base Salary paid to Executive at any time under the Agreement, and (y) the average annual incentive bonus paid to Executive during the three completed calendar years preceding the Event of Termination; provided, however, that if such payment is made in connection with an involuntary termination of employment or voluntary resignation for Good Reason within two years after a Change in Control, then such payment is conditioned upon the Executive signing a general release acceptable to the Employer, in substantially the form set forth as Appendix A to this Agreement. Such payment shall not be reduced in the event Executive obtains other employment following termination of employment. Upon an Event of Termination, the Executive shall have such rights as specified in any other employee benefit plans or programs maintained by the Employer, as may be in effect from time to time, and shall specifically include pay for accrued unused PTO pursuant to Evans policy.

Notwithstanding the preceding paragraph, if an Event of Termination occurs after October 27, 2022 this paragraph will control. Following the occurrence of an Event of Termination (which – for purposes of this sentence, shall exclude what is described in Section 4(a)(iii) concerning Change in Control), the Employer shall pay Executive, as severance pay or liquidated damages, or both, an amount equal to the sum of (x) highest annual rate of Base Salary paid to Executive at any time under the Agreement, and (y) the average annual incentive bonus paid to Executive during the three completed calendar years preceding the Event of Termination.  If the Event of Termination is made in connection with an involuntary termination of employment or voluntary resignation for Good Reason within two years after a Change in Control, as set forth in in Section 4(a)(iii), then the Employer shall pay Executive, as severance pay or liquidated damages, or both, an amount equal to two times the sum of (x) highest annual rate of Base Salary paid to Executive at any time under the Agreement, and (y) the average annual incentive bonus paid to Executive during the three completed calendar years preceding the Event of Termination with such payment conditioned upon the Executive signing a general release acceptable to the

Employer, in substantially the form set forth as Appendix A to this Agreement. Such payment shall be made to the Executive or, in the event of his subsequent death to his beneficiary or beneficiaries, or his estate, as the case may be, within 30 days following the occurrence of an Event of Termination.   Such payment shall be paid in a lump sum.   Upon an Event of Termination, the Executive shall have such rights as specified in any other employee benefit plans or programs maintained by the Employer, as may be in effect from time to time, and shall specifically include pay for accrued unused PTO pursuant to Evans policy.

(c)  Upon the occurrence of an Event of Termination, the Employer will continue to provide, under the same cost-sharing arrangement as is in effect upon the Event of Termination, life insurance and non-taxable medical and health insurance coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Employer for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Employer employees. If prior to October 27, 2022, then such coverage shall cease 36 months following the Event of Termination.  If on or after October 27, 2022, then such coverage shall cease 12 months  (or less equivalent to the term remaining on the Agreement if Non-renewal Notice has been provided) following the Event of Termination.

6.TERMINATION FOR DISBILITY OR DEATH

. . .

(b) Executive shall participate in the short and long term disability plans and benefits offered by the Bank to senior executives, including, but not limited to, (i) long term disability income replacement benefits equal to no less than 60% of Executive's base salary and bonus, based on Executive being unable to perform the required functions of Executive's own occupation and (ii) supplemental retirement benefits under a long-term disability program, such that, in the event the Executive receives long term disability benefits, an additional amount will be credited for the benefit of the Executive and will be paid at the time and in the form specified in the plan documents.

(c)The Employer will cause to be continued, under the same cost-sharing arrangement as is in effect for active employees, life insurance and non-taxable medical and health insurance coverage substantially comparable, as reasonable or customarily available, to the coverage maintained by the Employer for Executive prior to his termination for Disability, except to the extent such coverage may be changed in its application to all Employer employees or not available on an individual basis to an employee terminated for Disability. This coverage shall cease upon the earlier of (i) Executive's full-time employment by another employer; (ii) Executive attaining the age of 65; or (iii) Executive's death. Upon a termination of Executive's employment due to Disability, the Executive shall have such rights as specified in any other employee benefit plans or programs maintained by the Employer, as may be in effect from time to time and shall specifically include pay for accrued unused PTO pursuant to Evans policy.

. . .

7. TERMINATION UPON RETIREMENT.

Termination of Executive's employment based on “Retirement” shall mean termination of Executive's employment at age 65 or in accordance with any retirement policy established by the Board with Executive's consent with respect to him. Upon termination of Executive based on Retirement, no amounts or benefits shall be due Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Employer and other plans to which Executive is a party and shall specifically include pay for accrued unused PTO pursuant to Evans policy.

. . .

9. NOTICE.

. . .

(b) Any other purported termination by the Employer or by Executive shall be communicated by a Notice of Termination to the other party. If, within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in Section 19 of this Agreement. Notwithstanding the pendency of any such dispute, the Employer shall continue to pay Executive his Base Salary, and other compensation and benefits (including, without limitation, health insurance coverage) in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause); provided, however, that such payments and benefits shall not continue (1) beyond the date that is 36 months from the date of the Notice of Termination when the Notice of Termination is provided prior to October 27, 2022 or (2) beyond the date that is 12 months (or less equivalent to the term remaining on the Agreement when Non-renewal Notice has been provided) from the date of the Notice of Termination when the Notice of Termination is provided on or after October 27, 2022.  In the event the voluntary termination by Executive of his employment for Good Reason is disputed by the Employer, and if it is determined in arbitration that Executive is not entitled to termination benefits pursuant to this Agreement, he shall return all cash payments made to him pending resolution by arbitration, with interest thereon at the prime rate as published in The Wall Street Journal from time to time if it is determined in arbitration that Executive's voluntary termination of employment for Good Reason was not taken in good faith and not in the reasonable belief that grounds existed for his voluntary termination for Good Reason. If it is determined that the Executive is entitled to receive severance benefits under this Agreement, then any continuation of Base Salary and other compensation and benefits made to the Executive under this Section 9 shall offset the amount of any severance benefits that are due to the Executive under this Agreement.

. . .

10.	POST-TERMINATION OBLIGATIONS AND CONFIDENTIALITY.

. . .

(c) Executive agrees that he shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Executive's assigned duties and for the benefit of the Company or the Bank, either during the period of the Executive's employment or at any other time thereafter, any nonpublic, proprietary or confidential information, knowledge or data relating or belonging to the Company or the Bank, any of their respective subsidiaries, affiliated companies or businesses, which shall have been obtained by the Executive during the Executive's employment with the Company or the Bank. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive of any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation or legal process including compliance with the Defend Trade Secrets Act and the whistleblower provisions of Rule 21F-17 of the Securities and Exchange Act of 1934 (provided that the Executive provides the Company and the Bank, as the case may be, with prior notice of the contemplated disclosure and reasonably cooperates with the Company or Bank, as the case may be, at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, the Executive's obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain.

11. SOURCE OF PAYMENTS AND INTENDED COMPLIANCE.

All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive, and if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

It is intended that all terms and payments under this Agreement comply with Code Section 409A if necessary to comply with Code Section 409A, and this Agreement will be interpreted and administered in accordance with this intent. If any payment or the provision of any benefit under the Agreement that is conditioned on Executive signing and not revoking a general release represents deferred compensation subject to Code Section 409A, and the period in which Executive may review and revoke the general release begins in one calendar year and ends in a second calendar year, then any such payment or the provision of any such benefit will in all cases not be paid or provided (or commence to be paid or provided) until the second calendar year. If payment or provision of any amount or benefit under this Agreement at the time specified would subject such amount or benefit to any additional tax under Code Section 409A, the payment or provision of such amount or benefit will be postponed, if possible, to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax. The Employer agrees to amend the Agreement in order to comply with Code Section 409A and avoid the imposition of additional tax under Code Section 409A; provided, however, that no amendment is required if such amendment would increase the amount payable by the Employer under the Agreement. For the avoidance of doubt, the provisions of this Section 11 are intended to complement, not supplant, the provisions in Sections 4(d) and 4(e) of the Agreement.

APPENDIX A

ACKNOWLEDGMENT AND RELEASE

This Acknowledgment and Release (the “Acknowledgment and Release”) is entered into as of ________________________, by and between David J. Nasca (“Executive”), Evans Bank, NA (the “Bank”) and Evans Bancorp, Inc. (the “Company”).

WHEREAS, the Executive, the Bank and the Company have entered into an employment agreement dated ________________________ (the “Employment Agreement”); and

WHEREAS, the Executive, the Bank and the Company have agreed to terminate the Employment Agreement in exchange for payment of the severance benefits described in the Employment Agreement, which payment is contingent upon the execution of this Acknowledgment and Release;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1. Consideration.  In full satisfaction of the benefits payable under the Employment Agreement (other than the Bank's obligation to continue life insurance and non-taxable medical and health insurance coverage following the date of termination of employment for (a) 36 months if prior to October 27, 2022 or (b) 12 months, or less equivalent to the term remaining on the Agreement when Non-renewal Notice has been provided, if after October 27, 2022) no later than ________________________, the Bank shall pay the Executive a lump sum payment in the amount of $____________ (the “Payment”).

2. Release and Waiver.

(a) Executive hereby agrees that the Payment will be in full satisfaction of all obligations of the Bank and the Company to Executive under the Employment Agreement, other than the Bank's obligation to continue life insurance and non-taxable medical and health insurance coverage following the date of termination of employment for (a) 36 months if prior to October 27, 2022 or (b) 12 months,  or less equivalent to the term remaining on the Agreement when Non-renewal Notice has been provided,  if after October 27, 2022.

(b) Executive, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases the Bank and the Company from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, actual or potential, jointly and individually, that he has had or now has, based on any and all aspects of the Agreements, including, but not limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g., intentional infliction of emotional distress, defamation, wrongful termination, interference with contractual or advantageous relationship, etc.), whether based on common law or otherwise; all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the Equal Pay Act, the Fair Labor Standards Act (“FLSA”), the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Employee Retirement Income Security Act (“ERISA”), the Family and Medical Leave Act, the National Labor Relations Act, the Rehabilitation Act, the Older Worker Benefits Protection Act, the New York Human Rights Law, the New York Labor Law, the Constitution

of the State of New York, claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on Executive's behalf by others (including the Equal Employment Opportunity Commission), or any other federal, state or local laws or regulations relating to employment or benefits associated with employment. The foregoing list is meant to be illustrative rather than inclusive. Notwithstanding the above, it is understood that Executive does not waive any rights he may have to vested benefits under any tax-qualified retirement, restricted stock or stock option awards, or any other benefit plan, contract or arrangement.

(c) Executive waives the rights and claims to the extent set forth above, and he also agrees not to institute, or have instituted, a lawsuit against the Bank and/or the Company based on any such waived claims or rights.

(d) Executive acknowledges that he/she has been instructed to, and has had the opportunity to review this Acknowledgment and Release with an attorney or any representative of his/her choosing before signing it. Executive further acknowledges that he/she has twenty-one (21) days from the date Executive receives this Acknowledgement and Release to consider this Acknowledgment and Release. Executive further acknowledges that he/she was given information about other employees laid off and retained within his/her department (if any), including their ages, and has had an opportunity to consider and review this information along with this Acknowledgment and Release.

(e) Executive shall have seven (7) days after signing this Acknowledgment and Release to revoke it. This Acknowledgment and Release shall not be effective nor will any consideration be provided until after the revocation period has passed. A revocation of this Acknowledgment and Release shall be written and shall not be effective unless actually received by the Bank and the Company on or before the 7th day after this Acknowledgment and Release has been signed.

(f) EXECUTIVE ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A FULL AND FINAL BAR TO ANY AND ALL CLAIM(S) OF ANY TYPE THAT HE MAY NOW HAVE AGAINST THE BANK AND/OR THE COMPANY, TO THE EXTENT PROVIDED ABOVE BUT THAT IT DOES NOT RELEASE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT OR NOT OTHERWISE ADDRESSED HEREIN.

3. General Provisions.

(a) Heirs, Successors and Assigns.  The terms of this Acknowledgment and Release shall be binding upon the parties hereto and their respective heirs, successors and assigns, including but not limited to the Bank and the Company.

(b) Final Agreement.  This Acknowledgment and Release represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Acknowledgment and Release may be changed, modified or discharged only by an instrument in writing signed by the parties hereto.

(c) Governing Law.  This Acknowledgment and Release shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York, without reference to its principles of conflicts of law.

(d) Counterparts.  This Acknowledgment and Release may be executed in one or more counterparts, each of which counterpart, when so executed and delivered, shall be deemed an original and all of which counterparts; taken together, shall constitute but one and the same agreement.

(e) Severability.  Any term or provision of this Acknowledgment and Release which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Acknowledgment and Release.

IN WITNESS WHEREOF, the parties hereto have signed this Acknowledgment and Release and the Executive hereby declares that the terms of this Acknowledgement and Release have been completely read, are fully understood, and are voluntarily accepted after complete consideration of all facts and legal claims.

EXECUTIVE

_________________               By:________________________

Date                        David J. Nasca

EVANS BANK, N.A.

_________________By: ________________________

DateName: ________________________

Title:________________________

EVANS BANCORP, INC.

_________________By: ________________________

DateName: ________________________

Title: ________________________

The foregoing amendments shall become effective on September 21,  2020 and continue in effect thereafter through the term of this Agreement, unless subsequently modified by the parties in writing.  All other provisions of the September 9, 2009  Employment Agreement not specifically addressed herein shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Bank have each caused this Agreement to be executed by its duly authorized representative, and Executive has signed this Agreement, effective as of the date first above written.

EVANS BANCORP, INC.

By: /s/ Thomas H. Waring, Jr.

Name: Thomas H. Waring, Jr.

Title: Director

Sworn to before me this __21___
day of September, 2020

/s/____________________

Notary Public

EVANS BANK, N.A.

By: /s/ Thomas H. Waring, Jr.

Name: Thomas H. Waring, Jr.

Title: Director

Sworn to before me this __21___
day of September, 2020

/s/____________________

Notary Public

EXECUTIVE

By: /s/ David J. Nasca

                       David J. Nasca

Sworn to before me this _15th____
day of September, 2020

/s/_____________________

Notary Public